Exhibit 99.1

    Monolithic System Technology, Inc. Announces First Quarter 2004 Results

     SUNNYVALE, Calif.--(BUSINESS WIRE)--May 6, 2004--Monolithic System Technology, Inc. (MoSys), (Nasdaq:MOSY) today reported financial results for its first quarter ended March 31, 2004.

     Financial Results

     Total net revenue in the quarter was $4.5 million, compared to the $3.4 million reported in the fourth quarter 2003 and the $7.9 million in first quarter of 2003. Total net revenue consisted of $3.0 million from licensing, $1.4 million in royalties and approximately $162,000 in product revenue. Licensing revenue for the current quarter increased from the $1.9 million reported in the fourth quarter of 2003 and decreased from the $4.5 million reported in the same period last year. Royalty revenue increased from $1.1 million reported in the fourth quarter of 2003 but decreased from the $2.9 million in the same period last year. Product revenue decreased from the $334,000 reported in the previous quarter and the $544,000 reported in the first quarter of 2003. The gross margin percentage in the first quarter of 2004 was 88.3% compared to 87.1% in the first quarter of 2003 and up from 79.6% in the fourth quarter of 2003.
     Net loss for the quarter under generally accepted accounting principles
(GAAP) was $521,000 or ($0.02) per share, which included approximately $900,000 of operating expenses, ($700,000 on a net tax basis) associated with the planned acquisition of MoSys by Synopsys. The results for the quarter compare to net income of $2.7 million, or $0.09 fully diluted earnings per share, in the same period last year. Excluding expenses associated with the Synopsys acquisition, pro forma net income for the quarter was $190,000 or $0.01 earnings per fully diluted share. A reconciliation of GAAP results to pro forma results has been provided in the financial statement tables following the text of this press release.
     Commenting on the results of the first quarter, Dr. Fu-Chieh Hsu, CEO of MoSys stated, "We are pleased with the increases in both licensing and royalty revenue over the previous quarter which brought total revenue in line with our previously stated guidance. Additionally, excluding expenses associated with the anticipated acquisition of our company by Synopsys, MoSys has returned to profitability."
     Dr. Hsu further stated, "During the quarter we were preparing our company for a smooth integration into Synopsys and believe we fully satisfied all requirements of the acquisition agreement. Although this transaction has not as yet come to a final resolution, we continue to address this matter proactively. Additionally, we remain focused on being a leader in providing innovative SOC solutions for high-density memory applications and continue to have strong relationships with our existing customer base. We believe MoSys is positioned to take advantage of the growth in the SOC market as the need for greater memory in smaller footprints continues to increase and we continue to execute our business plan."

     Recent Developments in UniRAM litigation

     On April 30, 2004, UniRAM Technology, Inc. ("UniRAM") sought permission from the court to drop its infringement claims related to one of two patents that UniRAM had previously alleged were infringed by MoSys. This development came only one month after UniRAM filed suit, and is apparently in response to MoSys' Answer and Counterclaim filed April 21, 2004. Management believes that UniRAM's remaining patent-infringement claim and trade secret allegations are without merit and MoSys will ultimately prevail.

     Business Outlook

     MoSys' President and Chief Executive Officer Dr. Fu-Chieh Hsu and Chief Financial Officer, Mark Voll will update their business outlook and give guidance for the second quarter of 2004 during their earnings conference call at 2:15 P.M. PT on May 6, 2004.

     First Quarter Financial Results Web cast/Conference Call

     The MoSys management team will host a live web cast and conference call to discuss Q1 2004 financial results beginning at 2:15 P.M. PT on Thursday, May 6, 2004. Investors and other interested parties may listen to the live web cast by visiting the investor relations' section of the MoSys web site at www.mosys.com. A replay of the conference call will be available for 24 hours beginning at 5 P.M. PT. The replay number is 1-888-286-8010 with a pass code of 28838597. A web cast replay will also be available on the company's Web site.

     About MoSys

     Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 65 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys' Web site at http://www.mosys.com.

     Forward-Looking Statements

     This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
     Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technology, proving our technology in high-volume production of licensees' integrated circuits, the level of commercial success of licensees' products such as the Nintendo GAMECUBE and cell phone hand sets, ease of integration of our 1T-SRAM with other semiconductor functions, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers, the impact of our acquisition of ATMOS Corporation and the purported termination of our merger agreement with Synopsys, Inc. on future operating results and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
     1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

     Non-GAAP Financial Measurements

     In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present net income and net income per share on a basis excluding non-recurring expenses associated with the Synopsys acquisition. Details of these excluded items are presented in the table below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release and the reconciliation from GAAP results to these and other additional non-GAAP financial measurements that may be discussed in the Q1 2004 earnings conference call can be found on the company's Web site at www.mosys.com


                       MONOLITHIC SYSTEM TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                 Three Months Ended
                                                      March 31,
                                                  2004        2003
                                               ----------- -----------
                                               (unaudited) (unaudited)
Net Revenue
  Product                                            $162        $544
  Licensing                                         2,988       4,513
  Royalty                                           1,353       2,856
                                               ----------- -----------
    Total                                           4,503       7,913
                                               ----------- -----------

Cost of Net Revenue
  Product                                             150         407
  Licensing                                           375         615
                                               ----------- -----------
    Total                                             525       1,022
                                               ----------- -----------
Gross Profit                                        3,978       6,891
                                               ----------- -----------

Operating Expenses:
  Research and  development                         2,206       2,245
  Selling, general and administrative               2,758       1,670
  Stock-based compensation expense                     26         126
                                               ----------- -----------
    Total operating expenses                        4,990       4,041
                                               ----------- -----------

  Income (loss) from operations                    (1,012)      2,850
  Interest and other income                           361         490
                                               ----------- -----------

  Income (loss) before income taxes                  (651)      3,340
  Benefit (provision) for income taxes                130        (668)
                                               ----------- -----------

Net Income (Loss)                                   $(521)     $2,672
                                               =========== ===========

Net Income (Loss) Per Share
  Basic                                            ($0.02)      $0.09
                                               =========== ===========
  Diluted                                          ($0.02)      $0.09
                                               =========== ===========


Shares Used in Computing Net Income
 (Loss) Per Share
    Basic                                          30,845      30,302
    Diluted                                        30,845      30,539

                    Non-GAAP Financial Measurements

     In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present net income and net income per share on a basis excluding non-recurring expenses associated with the Synopsys acquisition. Details of these excluded items are presented in the table below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release and the reconciliation from GAAP results to these and other additional non-GAAP financial measurements that may be discussed in the Q1 2004 earnings conference call can be found on the company's Web site at www.mosys.com.


                       MONOLITHIC SYSTEM TECHNOLOGY, INC.
      RECONCILIATION OF GAAP TO PRO FORMA NON-GAAP CONSOLIDATED NET INCOME
                                 (In thousands)

                                                 Three Months Ended
                                                      March 31,
                                                  2004        2003
                                               ----------- -----------
                                               (unaudited) (unaudited)

Net Income (Loss) (GAAP)                            $(521)     $2,672
  Adjustments:
  Expenses associated with Synopsys
   acquisition                                        711          --
                                               ----------- -----------
Net Income (Pro Forma Non-GAAP)                      $190      $2,672
                                               =========== ===========



                       MONOLITHIC SYSTEM TECHNOLOGY, INC.
       PRO FORMA NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                 Three Months Ended
                                                      March 31,
                                                  2004        2003
                                               ----------- -----------
                                               (unaudited) (unaudited)
Net Revenue
  Product                                            $162        $544
  Licensing                                         2,988       4,513
  Royalty                                           1,353       2,856
                                               ----------- -----------
    Total                                           4,503       7,913
                                               ----------- -----------

Cost of Net Revenue
  Product                                             150         407
  Licensing                                           375         615
                                               ----------- -----------
    Total                                             525       1,022
                                               ----------- -----------
Gross Profit                                        3,978       6,891
                                               ----------- -----------

Operating Expenses:
  Research and  development                         2,203       2,245
  Selling, general and administrative               1,873       1,670
  Stock-based compensation expense                     26         126
                                               ----------- -----------
    Total operating expenses                        4,102       4,041
                                               ----------- -----------

  Pro Forma Income (loss) from operations            (124)      2,850
  Interest and other income                           361         490
                                               ----------- -----------

  Pro Forma Income before income taxes                237       3,340
  Provision for income taxes                          (47)       (668)
                                               ----------- -----------

Pro Forma Net Income                                 $190      $2,672
                                               =========== ===========

Pro Forma Net Income Per Share
  Basic                                             $0.01       $0.09
                                               =========== ===========
  Diluted                                           $0.01       $0.09
                                               =========== ===========


Shares Used in Computing Pro Forma Net Income
 Per Share
    Basic                                          30,845      30,302
    Diluted                                        31,651      30,539




                       MONOLITHIC SYSTEM TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 March      December
                                                   31,         31,
                                                  2004        2003
                                               ----------- -----------
                                               (unaudited)  (audited)
Assets
Current Assets
  Cash, cash equivalents and short-term
   investments                                    $42,803     $41,365
  Accounts receivable -- net                          609       1,027
  Unbilled contract receivable                      2,152       1,106
  Inventories -- net                                  437         474
  Prepaid expenses and other assets                 2,700       3,822
                                               ----------- -----------
    Total Current Assets                           48,701      47,794

  Long-term investments                            46,320      44,462
  Property and equipment -- net                     1,545       1,796
  Goodwill                                         12,326      12,326
  Other Assets                                        513         514
                                               ----------- -----------
    Total Assets                                  109,405     106,892
                                               =========== ===========


Liabilities and Stockholders' Equity:
Current Liabilities:
  Accounts payable                                   $114        $116
  Accrued expenses and other liabilities            3,171       2,733
  Deferred revenue                                    208         506
  Current portion of capital lease obligations         11          13
                                               ----------- -----------
  Total Current Liabilities                         3,504       3,368

   Long term portion of capital lease
    obligations                                        11          13

  Common stock and additional paid in capital     102,356      99,456
  Retained earnings                                 3,534       4,055
                                               ----------- -----------
Total Stockholders' Equity                        105,890     103,511
                                               ----------- -----------

  Total Liability and Stockholders' Equity       $109,405    $106,892
                                               =========== ===========


    CONTACT: MoSys, Sunnyvale
             Mark Voll, 408-731-1800
             or
             Shelton IR, Dallas
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com